                                                                    EXHIBIT 99.1




                       [TOWER FINANCIAL CORPORATION LOGO]
                      116 East Berry, Fort Wayne, IN 46802


FOR FURTHER INFORMATION:

Michael Cahill                  Trois Hart
Chief Financial Officer         Vice President, Marketing
260-427-7013                    260-427-7053
mike.cahill@towerbank.net       trois.hart@towerbank.net

This release and other company news can be found at www.tofc.net

-----------------

               TOWER FINANCIAL CORPORATION REPORTS SECOND QUARTER
                          2005 EPS OF $0.21, UP 90.9%

                        Assets Exceed $500 Million Mark

FORT WAYNE, INDIANA JULY 20, 2005 - TOWER FINANCIAL CORPORATION NASDAQ: (TOFC) today announced second quarter 2005 net income of $841.6 thousand compared with $454.4 thousand for the second quarter of 2004, an increase of 85.1 percent. Diluted earnings per share were $0.21, a 90.9 percent increase over the $0.11 reported for the prior-year period. Earnings improvement reflects strong growth in both net interest income and non-interest income.

For the first six months of 2005, net income was $1.6 million compared with $934.9 thousand for the first six months of 2004, an increase of 67.8 percent. Diluted earnings per share increased 69.6 percent over the prior-year period, from $0.23 to $0.39. The earnings improvement again reflects strong growth in both net interest income and non-interest income.

Second quarter 2005 highlights include:

   o  Total assets surpassed $500 million in the second quarter of 2005.

   o  Total revenue increased 29.2 percent above the prior-year second quarter.

   o The net interest margin on a tax-equivalent basis for the second quarter of 2005 was 3.75 percent, a 69 basis point improvement year-over-year.

   o Loans outstanding grew 7.2 percent since year-end 2004 (14.5 percent annualized), driven by strong commercial real estate and commercial loan growth.

   o Trust fees for the second quarter of 2005 grew 30.8 percent over the second quarter of 2004, and managed assets exceeded $400 million for the first time.

Donald F. Schenkel, Chairman and Chief Executive Officer, commented, "Strong earnings growth continued into the second quarter of 2005, as we surpassed the $500 million mark in total assets. Our year-to-date financial performance has been our strongest in recent years from the synergistic impact of a recovering economy, effective balance sheet management and a focused operating strategy. Our business development efforts are supporting loan growth at the strong yet prudent mid-teen levels we set as our goal for 2005."

"The success of the infrastructure and organizational changes we initiated in the wealth management group in 2004 are reflected in the strong growth in trust accounts and their associated fee income," Mr. Schenkel continued. "The deeply-rooted relationships we are building through our integrated approach to trust and private banking are beginning to benefit all of our business lines."

Total revenue, consisting of net interest income and non-interest income, was $5.3 million for the second quarter of 2005, an increase of 29.2 percent over the $4.1 million reported in the prior-year period. Net interest income grew
30.8 percent for the same period to $4.3 million, reflecting a 7.3 percent increase in average earning assets and a 69 basis point improvement in the net interest margin to 3.75 percent; the linked quarter margin improved 12 basis points from 3.63 percent. Mr. Schenkel noted, "We have continued to benefit from the impact of rising interest rates on our commercially-oriented portfolio. We anticipate a fairly steady margin for the remainder of the year as we balance higher loan yields with increased funding costs."

Non-interest income for the second quarter of 2005 was $1.0 million, up 22.7 percent above the $816.0 thousand reported in the second quarter of 2004. Tower reported trust fees of $538.4 thousand, up $126.9 thousand or 30.8 percent above the prior-year second quarter, as well as 40.6 percent growth in other fees and
14.8 percent growth in service charges, partially offset by a decline in mortgage banking fees. Mr. Schenkel noted that Tower's trust department surpassed $400 million in managed assets during the quarter. The trust department currently manages 568 accounts and $407.4 million in assets compared with 470 accounts and $334.8 million in assets a year ago, an increase of 20.9 percent and 21.7 percent, respectively.

Non-interest expense for the second quarter of 2005 was $3.5 million, an 11.1 percent increase over the $3.1 million reported for the second quarter of 2004. Salaries, benefits and occupancy expense together rose 19.5 percent, reflecting corporate growth and the Company's investment in 13 additional FTE employees, an increase of 10.4 percent. Professional expenses returned to more normalized levels; the $217.7 thousand reported represents a decline of $109.6 thousand or
33.5 percent from the year-ago quarter. The efficiency ratio was 65.22 percent for the second quarter of 2005, an improvement from 75.86 percent reported for the prior-year period.

Mr. Schenkel noted that Tower continues to maintain sound asset quality without any significant additions to non-performing status this year. "We already sold the properties that we took in foreclosure last quarter without any gain or loss on the sale." Non-performing assets at June 30, 2005 were $3.1 million, or 0.61 percent of total assets, compared with $3.7 million or 0.75 percent for the linked quarter and $1.6 million or 0.35 percent for the year-ago quarter. Net charge-offs for the second quarter of 2005 were $334 thousand, or 0.32 percent of average loans on an annualized basis, compared with $464 thousand

(0.46 percent of average loans) for the linked quarter and $273 thousand (0.29 percent of average loans) for the prior-year second quarter. Tower's allowance for loan losses was 1.38 percent of loans at June 30, 2005.

Assets reached $507.5 million at June 30, 2005, a 7.2 percent increase over the $473.6 million reported twelve months ago. Loans outstanding grew by $47.6 million, or 12.5 percent, reaching $429.3 million at June 30, 2005. Commercial loans (CRE plus C&I) account for $336.0 million or 78.3 percent of Tower's loan portfolio. Since year-end 2004, commercial loans increased 6.8 percent (13.8 percent annualized). Deposits increased $29.5 million, or 7.4 percent, to $429.7 million; non-interest bearing deposits now comprise 15.0 percent of the deposit portfolio.

Shareholders' equity was $45.7 million at June 30, 2005, an increase of 10.8 percent from the $41.3 million reported for the year-ago quarter. The Company continues its "well-capitalized" status; the total risk-based capital ratio was
11.84 percent. Period-end shares outstanding totaled 4,007,686. "We are pleased with our 2005 year-to-date performance and remain optimistic about the remainder of the year." concluded Mr. Schenkel.


ABOUT THE COMPANY
Tower Financial Corporation is the bank holding company for Tower Bank & Trust Company, a growing community bank that opened in February 1999. The only publicly-held bank headquartered in Fort Wayne, Indiana, Tower provides a wide variety of bank and trust services to businesses and consumers located in Northeast Indiana through its five full-service banking centers in Fort Wayne and one business development office in Angola, Indiana. Tower Financial Corporation's common stock is listed on the Nasdaq National Market under the symbol "TOFC." For further information, please visit Tower's web site at www.TOFC.net.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and about the Corporation and the Bank. These forward-looking statements are intended to be covered by the safe-harbor provisions of the Private Securities Reform Act of 1995.

These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Actual results and outcomes may differ materially from what may be expressed or forecasted in the forward-looking statements. Future factors include changes in interest rates and interest-rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies, trends in customer behavior and their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by the Corporation with the Securities and Exchange Commission and available via EDGAR. These are representative of the future factors that could cause a difference between an ultimate actual outcome and a preceding forward-looking statement. The Corporation undertakes no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.

Tower Financial Corporation
CONSOLIDATED BALANCE SHEETS
At June 30, 2005, December 31, 2004, and June 30, 2004

                                                                   (unaudited)                           (unaudited)
                                                                     JUNE 30          DECEMBER 31          JUNE 30
                                                                      2005                2004              2004
---------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks                                           $  16,103,495      $  11,911,033      $  14,148,278
Short-term investments and interest-earning deposits                  7,288,779          8,109,456         10,261,047
Federal funds sold                                                    8,070,223         17,204,536         19,742,266
                                                                  ---------------------------------------------------
              Total cash and cash equivalents                        31,462,497         37,225,025         44,151,591

Securities available for sale, at fair value                         31,130,188         35,024,966         40,169,535
FHLBI and FRB stock                                                   3,421,300          3,232,500          2,361,700
Loans held for sale                                                           -                  -                  -

Loans                                                               429,330,502        400,510,491        381,689,715
Allowance for loan losses                                            (5,927,453)        (5,607,992)        (5,180,796)
                                                                  ---------------------------------------------------
              Net loans                                             423,403,049        394,902,499        376,508,919

Premises and equipment, net                                           2,805,166          2,984,596          3,195,711
Accrued interest receivable                                           2,258,330          1,969,610          1,604,843
Other assets                                                         13,038,142          5,777,805          5,623,444
                                                                  ---------------------------------------------------
              Total assets                                        $ 507,518,672      $ 481,117,001      $ 473,615,743
                                                                  ===================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits:
   Noninterest-bearing                                            $  64,514,586      $  57,800,311      $  61,381,105
   Interest-bearing                                                 365,163,112        328,579,595        338,830,655
                                                                  ---------------------------------------------------
              Total deposits                                        429,677,698        386,379,906        400,211,760

Short-term borrowings                                                         -            200,000            200,000
Federal Home Loan Bank advances                                      26,200,000         45,000,000         27,000,000
Junior subordinated debt                                              3,608,000          3,608,000          3,608,000
Accrued interest payable                                                665,315            559,213            446,734
Other liabilities                                                     1,655,753          1,356,412            883,268
                                                                  ---------------------------------------------------
              Total liabilities                                     461,806,766        437,103,531        432,349,762

STOCKHOLDERS' EQUITY
Preferred stock, no par value, 4,000,000 shares authorized;
   no shares issued and outstanding
Common stock and paid-in-capital, no par value, 6,000,000
   shares authorized; issued and outstanding - 4,007,686
   shares at June 30, 2005, 4,003,156 shares at December 31,
   2004, and 3,944,394 shares at June 30, 2004                       38,003,894         37,952,860         37,347,861
Retained earnings                                                     7,608,579          6,040,155          4,495,718
Accumulated other comprehensive income (loss), net of tax
   of $55,931 at June 30, 2005, $13,637 at December 31, 2004,
   and $(385,065) at June 30, 2004                                       99,433             20,455           (577,598)
                                                                  ---------------------------------------------------
              Total stockholders' equity                             45,711,906         44,013,470         41,265,981
                                                                  ---------------------------------------------------
              Total liabilities and stockholders' equity          $ 507,518,672      $ 481,117,001      $ 473,615,743
                                                                  ===================================================

Tower Financial Corporation
CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and six months ended June 30, 2005 and 2004
(unaudited)

                                                         FOR THE THREE MONTHS ENDED      FOR THE SIX MONTHS ENDED
                                                                  JUNE 30                         JUNE 30
                                                        ----------------------------    ---------------------------
                                                            2005            2004            2005            2004
------------------------------------------------        ----------------------------    ---------------------------
Interest income:
              Loans, including fees                     $ 6,372,476     $ 4,494,231     $12,133,057     $ 8,937,882
              Securities - taxable                          231,258         243,623         478,548         429,984
              Securities - tax exempt                       134,632         124,807         269,361         214,089
              Other interest income                         122,003          41,979         203,787          71,907
                                                        ---------------------------     ---------------------------
                          Total interest income           6,860,369       4,904,640      13,084,753       9,653,862
INTEREST EXPENSE:
              Deposits                                    2,293,840       1,356,259       4,157,443       2,587,479
              Short-term borrowings                               -             485             289           4,131
              FHLB advances                                 181,405         176,830         428,105         340,561
              Trust preferred securities                     81,180          81,180         162,360         162,360
                                                        ---------------------------     ---------------------------
                          Total interest expense          2,556,425       1,614,754       4,748,197       3,094,531
                                                        ---------------------------     ---------------------------

Net interest income                                       4,303,944       3,289,886       8,336,556       6,559,331
PROVISION FOR LOAN LOSSES                                   536,000         310,000       1,117,000         810,000
                                                        ---------------------------     ---------------------------

Net interest income after provision
   for loan losses                                        3,767,944       2,979,886       7,219,556       5,749,331

NONINTEREST INCOME:
              Trust and brokerage fees                      538,442         411,501       1,038,583         818,333
              Service charges                               169,285         147,520         317,437         305,879
              Loan broker fees                               48,602          82,651         110,795         170,415
              Gain on sale of securities                          -             376               -           3,286
              Other fees                                    244,513         173,940         440,950         306,509
                                                        ---------------------------     ---------------------------
                          Total noninterest income        1,000,842         815,988       1,907,765       1,604,422

NONINTEREST EXPENSE:
              Salaries and benefits                       2,063,704       1,701,328       3,988,543       3,233,025
              Occupancy and equipment                       461,541         412,129         897,257         748,794
              Marketing                                     153,211         111,891         309,743         300,541
              Data processing                               101,602         102,262         223,920         190,780
              Loan and professional costs                   217,743         327,355         394,149         568,102
              Office supplies and postage                    70,843          67,086         141,043         159,336
              Courier service                                83,464          78,670         162,696         149,847
              Business Development                          101,060          78,955         196,741         154,085
              Other expense                                 206,885         235,532         391,755         417,489
                                                        ---------------------------     ---------------------------
                          Total noninterest expense       3,460,053       3,115,208       6,705,847       5,921,999
                                                        ---------------------------     ---------------------------

INCOME BEFORE INCOME TAXES                                1,308,733         680,666       2,421,474       1,431,754
Income taxes expense                                        467,160         226,230         853,050         496,880
                                                        ---------------------------     ---------------------------
NET INCOME                                              $   841,573     $   454,436     $ 1,568,424     $   934,874
                                                        ===========================     ===========================

BASIC EARNINGS PER COMMON SHARE                         $      0.21     $      0.12     $      0.39     $      0.24
DILUTED EARNINGS PER COMMON SHARE                       $      0.21     $      0.11     $      0.39     $      0.23
Average common shares outstanding                         4,005,824       3,944,394       4,004,497       3,943,953
Average common shares and dilutive
   potential common shares outstanding                    4,073,011       4,017,018       4,071,104       4,031,425

Total Shares outstanding at end of period                 4,007,686       3,944,394       4,007,686       3,944,394

Tower Financial Corporation
CONSOLIDATED FINANCIAL HIGHLIGHTS
Second Quarter 2005
(unaudited)

                                                                                                                    Year-To-Date
                                          -------------------------------------------------------------------    ------------------
                                            2nd Qtr     1st Qtr    4th Qtr    3rd Qtr     2nd Qtr    1st Qtr
($ in thousands except for share data)       2005        2005        2004      2004         2004      2004         2005      2004
                                          -------------------------------------------------------------------   -------------------
EARNINGS
  Net interest income                      $    4,304      4,033      4,082      3,675      3,290      3,269       8,337      6,559
  Provision for loan loss                  $      536        581        895        655        310        500       1,117        810
  Noninterest income                       $    1,001        907      1,816        853        816        788       1,908      1,604
  Noninterest expense                      $    3,460      3,246      3,565      2,912      3,115      2,807       6,706      5,922
  Net income                               $      842        727        915        629        454        480       1,569        935
  Basic earnings per share                 $     0.21       0.18       0.23       0.16       0.12       0.12        0.39       0.24
  Diluted earnings per share               $     0.21       0.18       0.23       0.16       0.11       0.12        0.39       0.23
  Average shares outstanding                4,005,824  4,003,156  4,003,156  3,947,941  3,944,394  3,943,512   4,004,497  3,943,953
  Average diluted shares outstanding        4,073,011  4,070,758  4,064,054  4,025,947  4,017,018  4,044,039   4,071,104  4,031,425

PERFORMANCE RATIOS
  Return on average assets*                      0.69%      0.62%      0.77%      0.53%      0.40%      0.44%       0.66%      0.42%
  Return on average common equity*               7.48%      6.61%      8.39%      5.93%      4.39%      4.67%       7.05%      4.53%
  Net interest margin
    (fully-tax equivalent)*                      3.75%      3.63%      3.65%      3.30%      3.06%      3.17%       3.69%      3.11%
  Efficiency ratio                              65.22%     65.71%     60.44%     64.31%     75.86%     69.19%      65.46%     72.55%

CAPITAL
  Average equity to average assets               9.26%      9.33%      9.17%      9.00%      9.16%      9.46%       9.30%      9.31%
  Tier 1 leverage capital ratio                 10.12%     10.03%      9.87%      9.97%      9.99%     10.26%      10.12%      9.99%
  Tier 1 risk-based capital ratio               10.69%     10.87%     11.08%     11.18%     11.18%     11.31%      10.69%     11.18%
  Total risk-based capital ratio                11.90%     12.09%     12.29%     12.39%     12.39%     12.52%      11.90%     12.39%
  Book value per share                     $    11.41      11.11      10.99      10.81      10.46      10.55       11.41      10.46

ASSET QUALITY
  Net charge-offs                          $      334        464      1,088        259        273        391         798        664
  Net charge-offs to average loans*              0.32%      0.46%      1.08%      0.27%      0.29%      0.42%       0.39%      0.35%
  Allowance for loan losses                $    5,927      5,725      5,608      5,707      5,181      5,368       5,927      5,181
  Allowance for loan losses to
    total loans                                  1.38%      1.38%      1.40%      1.44%      1.36%      1.40%       1.38%      1.36%
  Nonperforming loans                      $    2,687      2,564      2,257      4,490      1,637      2,117       2,687      1,637
  Other real estate owned                  $      400      1,095        430        400          -          -         400          0
  Nonperforming loans to total loans             0.63%      0.62%      0.56%      1.13%      0.43%      0.55%       0.63%      0.43%
  Nonperforming assets to total assets           0.61%      0.75%      0.56%      1.02%      0.35%      0.47%       0.61%      0.35%

END OF PERIOD BALANCES
  Total assets                             $  507,519    487,833    481,117    477,489    473,616    446,054     507,519    473,616
  Total earning assets                     $  479,241    465,217    464,081    445,145    454,225    430,466     479,241    454,225
  Total loans                              $  429,331    414,423    400,510    395,883    381,690    382,941     429,331    381,690
  Total deposits                           $  429,678    399,896    386,380    401,003    400,212    370,953     429,678    400,212
  Stockholders' equity                     $   45,712     44,476     44,013     43,275     41,266     41,623      45,712     41,266

AVERAGE BALANCES
  Total assets                             $  487,429    477,739    471,607    467,142    454,100    437,385     482,584    445,751
  Total earning assets                     $  468,357    458,122    452,327    449,735    436,621    420,517     463,239    428,570
  Total loans                              $  418,564    404,794    399,546    387,269    381,613    377,936     411,679    379,775
  Total deposits                           $  410,019    392,351    396,066    393,480    380,577    361,113     401,185    370,844
  Stockholders' equity                     $   45,131     44,593     43,245     42,058     41,615     41,370      44,862     41,502

*annualized for quarterly data